UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 1, 2013

Delta Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52001	91-2102350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  866-355-3644

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 1, 2013, the Board of Directors (the “Board”) of Delta Oil & Gas, Inc. (the “Company”) adopted the 2013 Incentive Compensation Plan (the “2013 Plan”).  The purpose of the 2013 Plan is to provide incentives that will attract and retain the best available directors of the Company, employees of the Company or any subsidiary that now exists or hereafter is organized or acquired by the Company and appropriate third parties who can provide valuable services to the Company.  The adoption of the 2013 Plan or any grants thereunder are not conditioned upon stockholder approval.

Subject to adjustment as provided in the 2013 Plan, the number of shares of Common Stock of the Company that may be issued under the 2013 Plan shall not exceed 2,000,000.  The 2013 Plan permits the grants of stock options, stock appreciation rights, restricted stock awards, performance stock awards and phantom stock awards.

The foregoing description of the material terms of the 2013 Plan does not purport to be a complete description of the 2013 Plan and is qualified in its entirety by reference to the 2013 Plan, a copy of which has been attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01     Other Events.

Updated Description of Capital Stock

The following “Description of Securities” on this Current Report on Form 8-K (this “Form 8-K”) is being filed to update and supersede the description of our securities contained in our registration statement on Form 10-SB filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2006, including any amendments or reports we have filed for purposes of updating that description. This description will be available for incorporation by reference into certain of our filings with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended, including registration statements.

Description of Capital Stock

The following summary does not purport to be a complete description of the applicable provisions of the Company’s Articles of Incorporation and Bylaws, as either may be amended or restated from time to time, or of applicable statutory or other law, and is qualified in its entirety by reference thereto.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 25,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of March 5, 2013, there were 14,693,488 shares of common stock issued and outstanding.

Each shareholder of record shall have one vote for each share of common stock standing in his or her name on our books and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting is not allowed in the election of directors or for any other purpose. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.

Holders of our common stock representing 33.334% of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders unless otherwise provided by statute. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute, or the bylaws, a different vote is required, in which case such express provision shall govern and control the decision on such question.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no preemptive or similar right to acquire any additional unissued or treasure shares of stock, or for other securities of any class, or for right, warrants, options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

No shares of common stock have been issued subject to call or assessment.

Preferred stock

No preferred shares are issued or outstanding at the present time. The preferred shares may be issued in one or more series at the discretion of the board of directors and shall have the rights and designations given by the board of directors in conformity with statute, our articles of incorporation as amended and our bylaws.

Warrants

As of March 5, 2013, there were no warrants outstanding to purchase shares of our common stock.

Holders of all warrants to purchase common stock have no voting rights unless and until the warrants are converted into common stock. As a result of owning these warrants, warrant holders have no right to participate in any shareholder decisions.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Delta Oil & Gas, Inc. 2013 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 6, 2013

Delta Oil & Gas, Inc.

By:	/s/ Christopher Paton-Gay
Name:	Christopher Paton-Gay
Title:	Chief Executive Officer

Exhibit Index

Exhibit
Number	Description of Exhibit

10.1	Delta Oil & Gas, Inc. 2013 Incentive Compensation Plan